Exhibit 10.1

DPW/SCN	October 21, 2016

12% SECURED CONVERTIBLE NOTE

DUE OCTOBER 20, 2019

Issue Date:	October 21, 2016
Principal:	$530,000.00
Consideration: Original Issue Discount: Conversion Rate Per Share:	$500,000.00 $30,000.00 $0.55

$530,000.00	October 21, 2016

THIS NOTE IS ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 (THE "ACT") AND QUALIFICATION PROVISIONS OF APPLICABLE STATE SECURITIES LAWS. NEITHER IT NOR THE SHARES OF COMMON STOCK INTO WHICH IT CAN BE CONVERTED CAN BE SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS REGISTERED PURSUANT TO THE ACT AND QUALIFIED UNDER APPLICABLE STATE LAW OR, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO MAKER, AN EXEMPTION THEREFROM IS AVAILABLE.

THE HOLDER AND ANY ASSIGNEE, BY ACCEPTANCE OF THIS NOTE, ACKNOWLEDGE AND AGREE THAT, BY REASON OF THE PROVISIONS OF SECTION 4(e) OF THIS NOTE, FOLLOWING CONVERSION OF A PORTION OF THIS NOTE, THE UNPAID AND UNCONVERTED PRINCIPAL AMOUNT OF THIS NOTE REPRESENTED BY THIS NOTE MAY BE LESS THAN THE AMOUNT STATED ON THE FACE HEREOF.

FOR VALUE RECEIVED, the undersigned, Digital Power Corporation, a California corporation with offices at 49430 Lakeview Boulevard, Fremont, CA 94538 ("Maker"), promises to pay to the [●] with an address at [●] ("Payee"), on October 20, 2019, except as otherwise provided herein (the "Maturity Date"), the principal amount of Five Hundred Thirty Thousand ($530,000.00) Dollars in lawful money of the United States of America (the "Principal”) together with all accrued interest.

The Principal of this Note is subject to an original issue discount in the amount of Thirty Thousand ($30,000.00) Dollars; as a result, on the date hereof, the Payee has delivered to Maker cash in the amount of Five Hundred Thousand ($500,000.00) Dollars.

This Note is (i) secured by a first priority security interest in all of the Collateral as hereinafter defined; and (ii) convertible into Maker's common stock, no par value per share (the "Common Stock"), all as set forth below. It bears simple interest (the "Interest") at the annual rate of twelve percent (12%), payable, in arrears, on the Interest Payment Dates (as defined in Section 1 below), until the Principal and all accrued Interest thereon (collectively the “Obligations”) shall be paid in full.

Digital Power Corporation 12% Secured Convertible Note Page 2	October21, 2016

1.          Interest and Reimbursement of Expenses.

1.1     Interest. Maker will pay Interest on the fifteenth day of each January, April, July and October (the "Interest Payment Dates") commencing on January 15, 2017. Interest on this Note will accrue from the most recent date to which Interest has been paid or, if no Interest has been paid, from the date of delivery of this Note. If an Interest Payment Date falls on a date that is not a Business Day, the Interest shall be payable on the next succeeding Business Day. Interest will be computed on the basis of a 360-day year of twelve 30-day months. A “Business Day” is any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York, New York are authorized by law to be closed.

1.2     Prepay. Upon 30 days’ notice to Payee, Maker shall have the right to prepay the Principal and accrued interest prior to the Maturity Date.

1.3     Mandatory Payment. In the event that Maker sells its entire ownership interest in, or substantially all the assets of, Digital Power Limited ("DPL"), located in Salisbury, England, concurrent with such sale, Maker will pay Payee the outstanding Principal and accrued Interest earned thereon.

1.4     Reimbursement of Payees’s Expenses. In addition to, and without limiting, Maker’s obligation to pay or reimburse Payee for any fees or expenses pursuant to any other provision in the Note, Maker shall reimburse Payee for reasonable legal fees up to $7,500.00 and reasonable due diligence, lien searches, filing fees and other expenses incurred in connection with the transactions contemplated hereby.

2.     Method of Payment. Maker will pay Principal and Interest in money of the United States that at the time of payment is legal tender for the payment of public and private debts. Maker may, however, pay Principal and Interest by its check, subject to collection, payable in such money. It may mail an Interest check to Payee’s address as it first appears on this Note or such other address as Payee shall give by notice to Maker. If less than the then outstanding Principal is paid, this Note shall be surrendered only for notation by Maker of the Principal payment made and returned to Payee. Anything to the contrary notwithstanding, in the event that Payee converts the Principal of this Note as provided in Section 4 below, at Payee’s option, Maker shall pay all then accrued but unpaid Interest in cash.

3.     Security.     The Secured Obligations as defined in Section 3.2 below shall be secured as follows:

3.1     Grant of Security Interest. Maker hereby grants, assigns and pledges to Payee a priority security interest in the following described property and interests in property now owned or hereafter acquired by Maker and its subsidiaries, including, without limitation, DPL, together with all proceeds thereof (collectively, the “Collateral”). This security interest will be first in priority.

Digital Power Corporation 12% Secured Convertible Note Page 3	October21, 2016

(a) Equipment. All machinery and equipment, all data processing and office equipment, all computer equipment, hardware and firmware, all furniture, fixtures, appliances and all other goods of every type and description, whether now owned or hereafter acquired and wherever located, together with all parts, accessories and attachments and all replacements thereof and additions thereto.

(b) Inventory. All inventory and goods, whether held for lease, sale or furnishing under contracts of service, all agreements for lease of same and rentals therefrom, whether now in existence or owned or hereafter acquired and wherever located.

(c) General Intangibles. All rights, interests, choses in action, causes of action, claims and all other intangible property of every kind and nature, in each instance whether now owned or hereafter acquired, including, but not limited to, all corporate and business records; all loans, royalties, and other obligations receivable; all trade secrets, inventions, designs, patents, patent applications, registered or unregistered service marks, trade names, trademarks, copyrights and the goodwill associated therewith and incorporated therein, and all registrations and applications for registration related thereto; goodwill, licenses, permits, franchises, customer lists and credit files; all customer and supplier contracts, firm sale orders, rights under license and franchise agreements, and other contracts and contract rights; all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to real or personal property and any security agreements relating thereto; all rights to indemnification; all proceeds of insurance of which Maker or any of its subsidiaries is a beneficiary; all letters of credit, guarantees, liens, security interests and other security held by or granted to Maker or any of its subsidiaries; and all other intangible property, whether or not similar to the foregoing; and all products and all books and records related to any of the foregoing.

(d) Cash; Accounts, Chattel Paper, Instruments, Securities and Documents. All cash, accounts, accounts receivable, chattel paper, deposit accounts, instruments, investment property, letters of credit or rights with respect to any letters of credit, securities accounts, shares of stock and other securities, and documents, whether now in existence or owned or hereafter acquired, entered into, created or arising, and wherever located.

(e) Other Property. All property or interests in any other property now owned or hereafter acquired.

3.2	Secured Obligations. Without any limitation, the Collateral secures:

(a)     The full and timely payment of the indebtedness evidenced by this Note, together with Interest thereon and other fees and expenses payable thereby, and any extensions, modifications, consolidations, and/or renewals thereof;

(b)     The full and prompt performance of all of Maker’s obligations to Payee evidenced by this Note; and

Digital Power Corporation 12% Secured Convertible Note Page 4	October21, 2016

(c)     The full and prompt payment of all court costs, and other expenses and costs of whatever kind incident to the collection of the indebtedness evidenced by this Note, the enforcement or protection of the security interests created by this Note or the exercise by Payee of any of its rights or remedies with respect to the indebtedness evidenced by this Note, including, without limitation reasonable attorneys’ fees incurred by Payee (including without limitation reasonable attorneys’ fees incurred by Payee in connection with the amendment, modification, and/or waiver of any rights available to Payee pursuant to this Note), all of which Maker agrees to pay to Payee within ten (10) days upon demand.

All of the foregoing indebtedness and other obligations are collectively referred to in this Agreement as the “Secured Obligations.”

4.     Conversion.

(a)     Payee's right to Convert. Except as provided by the “Ownership Limitation” as defined below in this Paragraph 4(a) or in Paragraph 4(g)(iii) below, Payee shall have the right, at any time commencing on the date hereof until the close of business on the day the Obligations are paid in full, to cause the conversion (a “Conversion”) of all or any portion (if such portion is Five Thousand ($5,000) Dollars or a whole multiple of Five Thousand ($5,000) Dollars) of the Principal outstanding at the time such Conversion is effected (the "Convertible Principal") into shares of Common Stock (the "Underlying Shares"). The price for Conversion, subject to adjustment as provided in Section 5 below, shall be Fifty Five ($0.55) Cents per share (the “Conversion Rate”). Maker will not issue a fractional share of Common Stock upon Conversion but will instead will issue cash calculated to the nearest penny in the amount equal to the fractional share times the closing price for a share of the Company’s Common Stock on the date of such conversion. Except as may be provided in Section 4 (b) below, anything to the contrary notwithstanding, in no event shall Payee be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by Payee and Payee’s affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Note or the unexercised or unconverted portion of any other of Maker’s securities subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by Payee and its affiliates of more than 9.99% of the outstanding shares of Common Stock (“Ownership Limitation”). Beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), and Regulations 13D - G thereunder, provided, further, however, that the limitations on conversion may be waived by Payee upon, at the election of Payee, not less than 61 days’ prior notice to Maker, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by Payee, as may be specified in such notice of waiver).

Digital Power Corporation 12% Secured Convertible Note Page 5	October21, 2016

(b)     Manner of Conversion. Payee may exercise its Conversion right by completing, executing and sending to Maker a completed and executed Note Conversion Form appended hereto as Annex A (the “Conversion Notice”) setting forth the amount of the Convertible Principal to be converted and providing the other information required in the Conversion Notice. Maker shall issue the number of Underlying Shares into which the Convertible Principal is to be converted in accordance with the Conversion Rate. If required by applicable federal or state securities laws or regulations, Payee shall represent in writing to Maker prior to the receipt of the Underlying Shares that such Shares will be acquired by Payee for investment only and not for resale or with a view to the distribution thereof, and shall agree that any certificates representing the Shares may bear a legend, conspicuously noting such restriction, as Maker shall deem reasonably necessary or desirable to enable it to comply with any applicable federal and/or state laws or regulations.

(c)     Delivery of Certificates Upon Conversion. Certificates for Underlying Shares to be issued upon Conversion shall be transmitted by Maker’s transfer agent (the “Transfer Agent”) to Payee (A) by crediting the account of Payee’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if Maker is then a participant in such system and there is an effective Registration Statement, as defined in Section 6 below, permitting the issuance of the Underlying Shares to or resale of the Underlying Shares by Payee or (B) if the Maker is not then a participant in the DWAC system and there is not an effective Registration Statement as aforesaid, by physical delivery of the certificates, bearing the restrictive legends required by Section 4(b) above if the Underlying Shares are otherwise not publicly tradable or without such restrictive legends if the Underlying Shares are otherwise publicly tradable, to the address specified by Payee in the Conversion Notice by the date that is five (5) Business Days after the later of (i) the delivery to Maker of the Conversion Notice or (ii) surrender of this Note (such date, the “Underlying Share Delivery Date”).

(d)     Rights on Failure of Timely Delivery. If Maker fails to cause the Transfer Agent to transmit to Payee a certificate or the certificates representing the Underlying Shares pursuant to Paragraph 4.(c) above by the Underlying Share Delivery Date, then, (i) Payee will have the right to rescind such Conversion, which will terminate on the earlier of the actual delivery of the Underlying Shares or ten (10) Business Days after the Underlying Share Delivery Date; and (ii) Maker shall pay to Payee as liquidated damages and not as a penalty Two Hundred Fifty ($250.00) Dollars for each day after the Underlying Share Delivery Date that Maker fails to deliver the certificate or the certificates representing the Underlying Shares pursuant to Paragraph 4.(c) above. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit the Warrant Shares to the Holder via the DWAC system or a certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date as provided in Section 3.3 above, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares that the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, reasonable evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

Digital Power Corporation 12% Secured Convertible Note Page 6	October21, 2016

(e)     Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, Payee shall not be required to physically surrender this Note to Maker unless the entire unpaid principal amount of this Note is so converted. Payee and Maker shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to Payee and Maker, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of Payee shall, prima facie, be controlling and determinative in the absence of fraud or manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, Payee may not transfer this Note unless Payee first physically surrenders this Note to Maker, whereupon Maker will forthwith issue and deliver upon the order of Payee a new Note of like tenor, registered as Payee (upon payment by Payee of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note. Payee and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(f)     Taxes on Shares Issued. The issue of stock certificates on Conversions of this Note shall be made without charge to Payee for any tax in respect of such issue. As noted in Section 4(e) above, Maker shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in any name other than that of Payee, and Maker shall not be required to issue or deliver any certificates representing such Common Stock unless and until the person or persons requesting the issue thereof shall have paid to Maker the amount of such tax or shall have established to the satisfaction of Maker that such tax has been paid.

Digital Power Corporation 12% Secured Convertible Note Page 7	October21, 2016

(g)     Covenants of Maker Relating to Conversion. Maker covenants and agrees that from and after the date hereof and until the date of repayment of all of the Obligations, or Conversion of all of the Convertible Principal:

(i)     It shall reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, or out of shares of Common Stock held in its treasury, sufficient shares to provide for the Conversion of this Note from time to time as this Note is presented for Conversion;

(ii)     All Underlying Shares that may be issued upon Conversion of this Note will upon issue be validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issue thereof, and will not be subject to the preemptive rights of any stockholder of Maker;

(iii)      If any Underlying Shares to be provided for the purpose of Conversion of the Convertible Principal requires registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon Conversion, Maker will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be, and Maker's obligation to deliver shares of the Common Stock upon Conversion of the Convertible Principal shall be abated until such registration or approval is obtained; provided, however, that this Note and the Obligations shall remain outstanding unless paid in full until Maker delivers the Underlying Shares and any then accrued but unpaid Interest to Payee and in no event shall this Note be converted until Maker effects such delivery; and

(iv)     If, and thereafter so long as the Common Stock shall be listed on any securities exchange, market or other quotation system, Maker will, if permitted by the rules of such exchange, market or other quotation system, list and keep listed and for sale so long as the Common Stock shall be so listed on such exchange, market or other quotation system, upon official notice of issuance, all Underlying Shares issuable upon Conversion of the Convertible Principal and, in addition, if the rules of such exchange, market or other quotation system require stockholder approval for the authorization and/or issuance of the Underlying Shares issuable upon Conversion of the Convertible Principal Maker will use its best efforts to obtain such approval in a timely manner.

(h)     Mandatory Conversion. On or after the earlier of the Effective Date as long as a Registration Statement remains effective or the date on which the Underlying Shares may otherwise be sold publicly, Maker may, at its option, convert all of this Note but not any portion thereof in accordance with the provisions of Section 3 above at any time on not less than thirty (30) days’ prior written notice, provided that the closing price for a share of Common Stock equals or exceeds Three ($3.00) Dollars for a period of thirty (30) consecutive trading days ending one trading day prior to the notice of Mandatory Conversion.

(i)     Exchange Listing; Shareholder Approval. Notwithstanding anything contained herein to the contrary, Payee may not exercise its Conversion rights until the NYSE Mkt has approved the additional listing of the Underlying shares and Maker’s shareholders have approved the potential issuance of the Underlying Shares pursuant to Section 713(a) of the NYSE Mkt rules, if applicable. Maker will take all action reasonably required to obtain such shareholder approval as soon as possible if applicable.

Digital Power Corporation 12% Secured Convertible Note Page 8	October21, 2016

5.     Adjustment in Conversion Rate.

(a)     Adjustment for Change in Capital Stock. Except as provided in Paragraph 5 (l) below, if Maker shall (i) declare a dividend on its outstanding Common Stock in shares of its capital stock, (ii) subdivide its outstanding Common Stock, or (iii) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which Maker is the continuing corporation), then in each such case the Conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that if this Note is thereafter converted, Payee may receive the number and kind of shares which Payee would have owned immediately following such action if Payee had converted this Note immediately prior to such action. Such adjustment shall be made successively whenever such an event shall occur. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision or reclassification. If after an adjustment Payee upon Conversion of this Note may receive shares of two or more classes of capital stock of Maker, Maker's Board of Directors shall determine, in good faith, the allocation of the adjusted Conversion Rate between or among, as the case may be, the classes of capital stock. After such allocation, the conversion privilege and conversion rate of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 5.

(b)     [Intentionally Deleted]

(c)     Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time Maker grants, issues or sells any rights to purchase stock, warrants, securities or other property pro rata to all record holders of any class of shares of Common Stock (the “Purchase Rights”), then Payee will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Payee could have acquired if Payee had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on exercise hereof, including, without limitation, the Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that Payee’s right to participate in any such Purchase Right would result in Payee exceeding the Ownership Limitation, then Payee shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for Payee until such time, if ever, as Payee’s right thereto would not result in Payee exceeding the Ownership Limitation).

(d)     Action to Permit Valid Issuance of Common Stock. Before taking any action that would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, Maker will take all corporate action which may, in the opinion of its counsel, be necessary in order that Maker may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

Digital Power Corporation 12% Secured Convertible Note Page 9	October21, 2016

(e)     Minimum Adjustment. No adjustment in the Conversion Rate shall be required if such adjustment is less than 1% of the then Existing Conversion Rate; provided, however, that any adjustments which by reason of this Paragraph 5 (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything to the contrary notwithstanding, Maker shall be entitled to make such reductions in the Conversion Rate, in addition to those required by this Paragraph 5 (e), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by Maker to its stockholders shall not be taxable.

(f)     Referral of Adjustment. In any case in which this Section 5 shall require that an adjustment in the Conversion Rate be made effective as of a record date for a specified event (the “Conversion Event”), if this Note shall have been converted after such record date, Maker may elect to defer until the occurrence of the Conversion Event issuing to Payee the shares, if any, issuable upon the Conversion Event over and above the shares, if any, issuable upon such Conversion Event on the basis of the Conversion Rate in effect prior to such adjustment; provided, however, that Maker shall deliver to Payee a due bill or other appropriate instrument evidencing Payee’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(g)     Number of Shares. Upon each adjustment of the Conversion Rate as a result of the calculations made in Paragraphs 5 (a), (b) and (c) above, this Note shall thereafter evidence the right to purchase, at the adjusted Conversion Rate, that number of shares (calculated to the nearest one-hundredth) obtained by dividing (i) the product obtained by multiplying the number of shares issuable upon Conversion of this Note prior to adjustment of the number of shares by the Conversion Rate in effect prior to adjustment of the Conversion Rate by (ii) the Conversion Rate in effect after such adjustment of the Conversion Rate.

(h)     When No Adjustment Required. No adjustment need be made for a transaction referred to in Paragraphs 5 (a), (b) and (c) above if Payee is permitted to participate in the transaction on a basis no less favorable than any other party and at a level that would preserve Payee’s percentage equity participation in the Common Stock upon Conversion of this Note. No adjustment need be made for a change in the par value of the Common Stock, or from par value to no par value or no par value to par value. If this Note becomes convertible solely into cash, no adjustment need be made thereafter. Interest will not accrue on the cash. The transactions set forth in this Section 5(h) are defined as “Exempt Issuances”.

(i)     Notice of Adjustment. Whenever the Conversion Rate is adjusted, Maker shall promptly mail to Payee a notice of the adjustment together with a certificate from Maker's Chief Financial Officer briefly stating (i) the facts requiring the adjustment, (ii) the adjusted Conversion Rate and the manner of computing it, and (iii) the date on which such adjustment becomes effective. The certificate shall be evidence that the adjustment is correct, fraud or absent manifest error.

Digital Power Corporation 12% Secured Convertible Note Page 10	October21, 2016

(j)     [Intentionally Deleted]

(k)     [Intentionally Deleted]

(l)     Notice of Certain Transactions. If (i) Maker takes any action that would require an adjustment in the Conversion Rate pursuant to this Section 5; or (ii) there is a liquidation or dissolution of Maker, Maker shall mail to Payee a notice stating the proposed record date for a distribution or effective date of a reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. Maker shall mail the notice at least fifteen (15) days before such date.

(m)     Reorganization of Maker. If Maker and/or the holders of Common Stock are parties to a merger, consolidation or a transaction in which (i) Maker transfers or leases substantially all of its assets; (ii) Maker reclassifies or changes its outstanding Common Stock; or (iii) the Common Stock is exchanged for securities, cash or other assets; the person who is the transferee or lessee of such assets or is obligated to deliver such securities, cash or other assets shall assume the terms of this Note. If the issuer of securities deliverable upon Conversion of this Note is an affiliate of the surviving, transferee or lessee corporation, that issuer shall join in such assumption. The assumption agreement shall provide that the Payee may convert the Convertible Principal into the kind and amount of securities, cash or other assets that Payee would have owned immediately after the consolidation, merger, transfer, lease or exchange if Payee had converted this Note immediately before the effective date of the transaction. The assumption agreement shall provide for adjustments that shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 5. The successor company shall mail to Payee a notice briefly describing the assumption agreement. If this Paragraph applies, Paragraph 5 (a) above does not apply.

6.     Maker’s Covenant to Register the Underlying Shares. Maker covenants to Payee that it, within one hundred twenty (120) days after the date hereof, will file a registration statement to register the Underlying Shares and the shares issuable upon exercise of the Warrants owned by Payee (the “Warrant Shares”) under the Act pursuant to a registration statement (a “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) and use its best efforts to have the Registration Statement declared effective by the Commission as soon as possible in accordance with the terms of an agreement (the “Registration Rights Agreement”) dated as of the date hereof between Maker and Payee.

7.     Maker’s Covenants. Maker covenants and agrees that from and after the date hereof and until the date of repayment in full of the Obligations and satisfaction of the Conversion Obligations it shall comply with the following conditions:

(i)     Payment of Secured Obligations. Maker will pay the indebtedness evidenced by this Note according to the terms hereof, and will timely pay or perform, as the case may be, all the other Secured Obligations.

Digital Power Corporation 12% Secured Convertible Note Page 11	October21, 2016

(ii)     Maintenance of Existence and Conduct of Business. Maker shall, and shall cause each of its subsidiaries to (A) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights; and (B) continue to conduct its business so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

(iii)     Books and Records. Maker shall, and shall cause each of its subsidiaries, to keep adequate books and records of account with respect to its business activities.

(iv)     Insurance. Maker shall, and shall cause each of its subsidiaries, if any, to maintain insurance policies insuring such risks as are customarily insured against by companies engaged in businesses and/or with property similar to those operated and/or owned or leased by Maker or any such subsidiaries, as the case may be, including but not limited to, insurance policies covering real property. All such policies are to be carried with reputable insurance carriers and shall be in such amounts as are customarily insured against by companies with similar assets and properties engaged in a similar business.

(v)     Compliance with Law. Maker shall comply, and shall cause each of its subsidiaries, to comply in all material respects with all federal, state, local and foreign laws and regulations applicable to it or such subsidiaries, as the case may be, which, if breached, would have a material adverse effect on Maker's or such subsidiaries', as the case may be, business, prospects, operations, properties, assets or condition (financial or otherwise).

(vi)      Compliance with Applicable Securities Laws. Maker shall file, and shall cause each of its subsidiaries, where applicable, to file all reports required to be filed by applicable securities laws and regulations, and such filings shall be accurate, timely filed and in full compliance with such securities laws and regulations, and Maker shall continue, and shall cause each of its subsidiaries, where applicable, to continue to be in full compliance with the provisions of the Sarbanes Oxley act applicable to it.

(vii)     Compliance with Material Agreements, Leases, Licenses and Financial Obligations. All of the terms of each of Maker’s and/or its subsidiaries’ and affiliates’, material agreements, leases, licenses and financial obligations shall be complied with, and each of them shall be kept in full force and effect in accordance with their respective terms.

(viii)     Prohibition on Guarantees. From and after the date hereof, neither Maker nor any of its subsidiaries shall guarantee any obligations or commitments of any third party.

(ix)     Transfer of Collateral. Neither Maker nor any of its subsidiaries shall sell, exchange, lease, negotiate, pledge, assign or otherwise dispose of the Collateral to anyone other than sales of inventory in the ordinary course of business.

Digital Power Corporation 12% Secured Convertible Note Page 12	October21, 2016

(x)     Notice of Litigation. Maker shall promptly give notice, in writing, to Payee of (a) any actions, suits or proceedings, litigation or investigation instituted or threatened against it or any director, officer or key employee of it or any of its subsidiaries any director, officer or key employee of such subsidiary by any person or entity whomsoever, that if brought or, if adversely determined, could materially adversely affect any of the business, assets or condition, financial or otherwise of Maker, and (b) any dispute between Maker or any of its subsidiaries on the one hand and any governmental regulatory body on the other hand.

(xi) Taxes and Assessments. Maker will and will cause all of its subsidiaries to (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon Maker or any of its subsidiaries, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its or of its subsidiaries properties.

(xii) Notice of Default. Maker will give written notice to Payee of the occurrence of any Event of Default (as defined below) under this Note promptly upon the occurrence thereof.

(xiii) Perfecting Security Interest. Maker shall file with the State of California a financing statement on Form UCC-1.

(xiv)     Obligation to Continue Filing Public Reports and Maintain Exchange Listing. Maker will not, without the prior written consent of Payee, take any action that will relieve it from its obligation to continue to file reports pursuant to the Exchange Act or any other applicable federal or state securities law or result in the delisting of the Common Stock from the NYSE Mkt.

(xv)     Share Consolidation. Maker shall not effect a share consolidation or reverse stock split without the prior written consent of Payee.

8.     Reorganization of Maker. If Maker is party to a merger, consolidation or a transaction in which it is not the surviving or continuing entity or transfers or leases all or substantially all of its assets, the person who is the surviving or continuing entity or is the transferee or lessee of such assets shall assume the terms of this Note and the Obligations.

Digital Power Corporation 12% Secured Convertible Note Page 13	October21, 2016

9.     Representations and Warranties of Maker; Maker Authorization of Payee. Maker represents and warrants to Payee that: (i) it, and each of its subsidiaries, is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power to carry on its business as now conducted and to own its properties and assets it now owns; (ii) it, and each of its subsidiaries, is duly qualified or licensed to do business as a foreign corporation or other entity in good standing in the jurisdictions in which ownership of property or the conduct of its business requires such qualification except jurisdictions in which the failure to qualify to do business will have no material adverse effect on its business, prospects, operations, properties, assets or condition (financial or otherwise); (iii) it, and each of its subsidiaries, and/or affiliates thereof, holds all licenses and otherwise complies with all laws, rules and regulations required to permit it to own its property and conduct its business in the jurisdictions in which it owns its property and conducts its business; (iv) it, and each of its subsidiaries, where applicable, has filed all reports required to be filed by applicable securities laws and regulations, such filings have been accurate, timely filed and in full compliance with such securities laws and regulations and it, and each of its subsidiaries, where applicable, are currently and have been in full compliance with the pro visions of the Sarbanes Oxley act applicable to it; (v) it has full power and authority to execute and deliver this Note, and that the execution and delivery of this Note will not result in the breach of or default under, with or without the giving of notice and/or the passage of time, any other agreement, financial instrument, arrangement or indenture to which it is a party or by which it may be bound, or the violation of any law, statute, rule, decree, judgment or regulation binding upon it; (vi) it, and each of its subsidiaries, is in material compliance with all of its financial obligations and all of its material agreements; (vii) there is no action, suit, proceeding, or investigation pending or, to the knowledge of Maker, currently threatened against it or any of its subsidiaries or affecting any of them or involving the validity or enforceability of this Note or the priority of the liens hereon, at law or in equity, or before any governmental or administrative agency, and neither Maker or any of its subsidiaries is in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority; (viii) Maker and each of its subsidiaries has good and marketable title to all of the Collateral, including but not limited to all the real and personal property owned by it and/or used in its respective business, free and clear of any and all claims, liens, encumbrances, equities and restrictions of every kind and nature whatsoever other than the liens granted pursuant to the terms of this Note; and (ix) it has taken and will take all acts required, including but not limited to authorizing the signatory hereof on its behalf to execute this Note, so that upon the execution and delivery of this Note, it shall constitute the valid and legally binding obligation of Maker enforceable against Maker in accordance with the terms thereof. In addition, Maker represents and warrants to Payee that it has taken all actions to create and maintain for the benefit of Payee valid liens upon, security titles to and/or perfected security interests in all Collateral now or hereafter held by or for Payee, including, without limitation, the execution, delivery, filing and recordation of UCC-1 Financing Statements needed to perfect Payee’s lien against the Collateral as provided herein. Maker hereby authorizes Payee to file at any time and from time to time such financial statement with respect to the Collateral naming Payee or its designee as secured party and Maker as debtor, as Payee may require, and including any other information with respect to Maker as Payee may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to of after the date hereof.

10.     Events of Defaults. The occurrence or existence of any one or more of the following events or conditions (regardless of the reasons therefor) shall constitute an "Event of Default" hereunder:

(i)     Maker shall fail to make any payment of Principal or Interest when due and payable or declared due and payable pursuant to the terms hereof and such failure shall remain uncured for a period of ten (10) days thereafter;

Digital Power Corporation 12% Secured Convertible Note Page 14	October21, 2016

(ii)     Maker shall fail at any time to be in material compliance with any of the covenants set forth in Paragraph 3 (c) or Section 7 of this Note, or shall fail at any time to be in material compliance with or neglect to perform, keep or observe any of the provisions of this Note to be complied with, performed, kept or observed by Maker and such failure shall remain uncured for a period of thirty (30) days after notice thereof has been given by Payee to Maker;

(iii)     Any representation or warranty made in this Note by Maker shall be untrue or incorrect in any material respect as of the date when made or deemed made;

(iv)     Any money judgment, writ or warrant of attachment, or similar process not covered by insurance in excess of Twenty Five Thousand ($25,000) Dollars in the aggregate shall be entered or filed against Maker or any of its subsidiaries or any of their properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of thirty (30) days;

(vi)     Maker or any of its subsidiaries shall make an assignment for the benefit of creditors or shall be unable to pay its debts as they become due;

(vii)     Maker or any of its subsidiaries shall have received a written notice of default related to any material agreement to which it is a party and such act of default shall remain uncured after any applicable cure period;

(viii)     Maker entering into or consummating any Change in Control, as defined at the end of this Section 10, without either Payee’s prior written consent or the simultaneous payment in full of all Secured Obligations;

(ix)     Maker’s liquidation, dissolution, or other termination;

(x)     Any material adverse change in the business, operations, assets, liabilities, prospects for repayment, properties, condition (financial or otherwise) or results of operations, of Maker or any of its subsidiaries, or any litigation or governmental proceeding or investigation brought or threatened against Maker or any of its subsidiaries, or any executive officer or key employee of Maker or any of its subsidiaries, which materially adversely affects the business, operations, assets, liabilities, prospects for repayment, properties, condition (financial or otherwise) or results of operations of Maker or any of its subsidiaries;

(xi)     A case or proceeding shall have been commenced against Maker or any of its subsidiaries (each a “Proceeding Company”) in a court having competent jurisdiction seeking a decree or order in respect of a Proceeding Company (A) under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law; (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of a Proceeding Company, or any of its properties; or (C) ordering the winding-up or liquidation of the affairs of a Proceeding Company, and such case or proceeding shall remain unstayed or undismissed for a period of thirty (30) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or

Digital Power Corporation 12% Secured Convertible Note Page 15	October21, 2016

(xii)     A Proceeding Company shall (A) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law; or (B) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or the taking of possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such Proceeding Company, or any of its properties.

“Change in Control” means the occurrence of any of the following events: (i) Any Person, other than Maker, its affiliates or any Maker employee benefit plan (including any trustee of such plan acting as trustee), is or becomes the, directly or indirectly, of Maker’s securities representing more than fifty percent (50%) of the combined voting power of the then outstanding securities entitled to vote generally in the election of Maker’s directors (“Voting Securities”); or (ii) Individuals who constitute Makers Board of Directors (the “Incumbent Directors”), as of the beginning of any twenty-four (24) month period commencing with the date hereof, cease for any reason to constitute at least a majority of the directors. Notwithstanding the foregoing, any individual becoming a director subsequent to the beginning of such period, whose election or nomination for election by Maker’s stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Directors, shall be considered an Incumbent Director; or (iii) Consummation by Maker of a recapitalization, reorganization, merger, consolidation or other similar transaction (a “Business Combination”), with respect to which all or substantially all of the individuals and entities who were the beneficial owners of Maker’s voting securities (the “Voting Securities”) immediately prior to such Business Combination (the “Incumbent Shareholders”) do not, following consummation of all transactions intended to constitute part of such Business Combination, beneficially own, directly or indirectly, fifty percent (50%) or more of the Voting Securities of the corporation, business trust or other entity resulting from or being the surviving entity in such Business Combination (the “Surviving Entity”), in substantially the same proportion as their ownership of such Voting Securities immediately prior to such Business Combination; or (iv) Consummation of a complete liquidation or dissolution of Maker, or the sale or other disposition of all or substantially all of Maker’s assets, other than to a corporation, business trust or other entity with respect to which, following consummation of all transactions intended to constitute part of such sale or disposition, more than fifty percent (50%) of the combined Voting Securities is then owned beneficially, directly or indirectly, by the Incumbent Shareholders in substantially the same proportion as their ownership of the Voting Securities immediately prior to such sale or disposition. For purposes of this definition, the following terms shall have the meanings set forth as follows: (A) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; and (B) “Person” shall have the meaning as used in Sections 13(d) and 14(d) of the Exchange Act.

Digital Power Corporation 12% Secured Convertible Note Page 16	October21, 2016

11.     Remedies.

11.1     Acceleration and Rights. Upon the occurrence of any Event of Default, the Secured Obligations will be immediately due and payable in full and Payee at any time thereafter may at its option accelerate the maturity of the Secured Obligations. Upon the occurrence of any such Event of Default, payee will have the following rights and remedies:

(a)     All of the rights and remedies of a secured party under the Uniform Commercial Code of the State of California or any other applicable state, or under other applicable law, all of which rights and remedies will be cumulative, and none of which will be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Note.

(b)     The right to: (i) enter upon the premises of Maker, any of its subsidiaries, or any other place or places where the Collateral is located and kept, through self-help and without judicial process, without first obtaining a final judgment or giving Maker or any of its subsidiaries, as applicable, notice and opportunity for a hearing on the validity of Payee’s claims and without any obligation to pay rent to Maker or any of its subsidiaries, as applicable, and take possession of and/or remove the Collateral therefrom to the premises of Payee or any agent of Payee for such time as Payee may desire, in order to effectively collect or liquidate the Collateral, and/or (ii) require Maker or any of its subsidiaries, as applicable, at it’s expense, to assemble any part of all of the Collateral and make it available to Payee at a place to be designated by Payee in its sole discretion. Maker or any of its subsidiaries, as applicable, shall be allowed up to five (5) business days to assemble Collateral not in Payee’s control.

(c)     The right to sell or otherwise dispose of all or any Collateral in its then existing condition at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Payee, in its sole discretion may deem advisable, free from right or equity of redemption of Maker or any of its subsidiaries, as applicable, which right or equity is hereby expressly waived and released. Such sales may be adjourned from time to time with or without notice. Payee will have the right to conduct such sales on the premises of Maker or any of its subsidiaries, as applicable, or elsewhere and will have the right to use the premises of Maker or any of its subsidiaries, as applicable, without charge for such sales for such time or times as Payee may see fit. Payee is hereby granted a license or other right to use, without charge, Maker’s or any of its subsidiaries’, as applicable, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and the rights of Maker or any of its subsidiaries, as applicable, under all licenses, and all franchise agreements will inure to Payee’s benefit. Payee will have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Payee may purchase all or any part of the Collateral at public or, if permitted by applicable law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations. In the event Payee institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Maker waives, and will cause any of its subsidiaries, as applicable, to waive the posting of any bond, which might otherwise be required.

Digital Power Corporation 12% Secured Convertible Note Page 17	October21, 2016

(d)     Any notice required to be given by Payee of a sale, lease, other disposition of the Collateral or any other intended action by Payee, given to Maker or any of its subsidiaries, as applicable, in the manner set forth in Section 14 (g) below ten (10) business days prior to such proposed action, will constitute commercially reasonable and fair notice thereof to Maker or any of its subsidiaries, as applicable.

(e)     Upon an Event of Default, Maker irrevocably designates, makes, constitutes, and appoints Payee (and all persons designated by Payee), and shall cause any of its subsidiaries, as applicable, to, irrevocably designate, make, constitute, and appoint Payee (and all persons designated by Payee) as the true and lawful attorney of Maker and any of its subsidiaries, as applicable, and Payee may, without notice and at such time or times thereafter as Payee in Payee’s sole discretion, may determine, in the name of Maker or any of its subsidiaries, as applicable, or Payee’s name: (i) demand payment of accounts; (ii) enforce payment of accounts by legal proceedings or otherwise; (iii) exercise all of Maker’s and any of its subsidiaries’, as applicable, rights and remedies regarding the collection of accounts; (iv) settle, adjust, compromise, extend or renew accounts; (v) settle, adjust or compromise any legal proceedings brought to collect accounts; (vi) if permitted by applicable law, sell or assign accounts and other Collateral upon such terms, for such amounts and at such time or times as Payee deems advisable; (vii) discharge and release accounts and other Collateral; (viii) prepare, file and sign the name of Maker or any of its subsidiaries, as applicable, on a proof of claim in bankruptcy or similar document against any account debtor and exercise Maker’s and any of Maker’s subsidiaries’, as applicable, rights to vote with respect thereto in such bankruptcy case; (ix) prepare, file and sign the name of Maker, or any of its subsidiaries, as applicable, on any notice of lien, assignment or satisfaction of lien or similar document in connection with accounts and other Collateral; (x) do all acts and things necessary, in Payee’s sole discretion, to fulfill the obligations of Maker under this Agreement; (xi) endorse the name of Maker, or any of its subsidiaries, as applicable, upon any of the items of payment or proceeds thereof and deposit the same to the account of Payee on account of the Secured Obligations; (xii) endorse the name of Maker, or any of its subsidiaries, as applicable, upon any chattel paper, document, instrument, invoice, freight bill, bill of lading, or similar document or agreement relating to the accounts, inventory and other Collateral; (xiii) use the stationery and sign the name of Maker, or any of its subsidiaries, as applicable, to verifications of such accounts and notices thereof to account debtors; and (xiv) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Collateral to which Maker and any of its subsidiaries, as applicable, has access.

(f)     Upon an Event of Default, unless expressly prohibited by any licensor thereof, Payee is hereby granted a license to use all computer software programs, data bases, processes, trademarks, trade names and materials used by Maker and any of its subsidiaries, as applicable, in connection with its respective business or in connection with the Collateral.

(g)     Payee, at its sole option and discretion, may delay enforcement of any such rights and remedies to allow officers of Maker, or any of its subsidiaries, as applicable, reasonable time to secure additional financing sufficient to satisfy the Secured Obligations.

Digital Power Corporation 12% Secured Convertible Note Page 18	October21, 2016

(h)     To the extent that applicable law imposes duties on Payee to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), Maker acknowledges and agrees and Maker shall cause any of its subsidiaries, as applicable, to agree that it is not commercially unreasonable for Payee (i) to fail to incur expenses reasonably deemed significant by Payee to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any governmental authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as Maker or any of its subsidiaries, as applicable, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Payee against risks of loss, collection or disposition of Collateral or to provide to Payee a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Payee, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Payee in the collection or disposition of any of the Collateral. Maker acknowledges, and shall cause any of its subsidiaries, as applicable, to acknowledge, that the purpose of this paragraph is to provide non-exhaustive indications of what actions or omissions by Payee would not be commercially unreasonable in the exercise by Payee of remedies against the Collateral and that other actions or omissions by Payee shall not be deemed commercially unreasonable solely on account of not being indicated in this paragraph. Without limitation of the foregoing, nothing contained in this paragraph shall be construed to grant any rights to Maker or any of its subsidiaries, as applicable, or to impose any duties on Payee that would not have been granted or imposed by this Note or by applicable law in the absence of this paragraph.

11.2     Remedies Cumulative, No Waiver. No right, power or remedy conferred upon or reserved to Payee by this Note is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy will be cumulative and concurrent and will be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law, in equity or by statute. No delay or omission by Payee to exercise any right, power or remedy accruing upon the occurrence of any Event of Default will exhaust or impair any such right, power or remedy or will be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Note to Payee may be exercised from time to time and as often as may be deemed expedient by Payee

Digital Power Corporation 12% Secured Convertible Note Page 19	October21, 2016

11.3     Proceeds of Remedies. Any or all proceeds resulting from the exercise of any or all of the foregoing remedies will be applied as set forth herein providing the remedy or remedies exercised; if none is specified, or if the remedy is provided by this Note, then as follows:

(i)	First, to the costs and expenses, including reasonable attorneys’ fees, incurred by Payee in connection with the exercise of its remedies;
(ii)

Second, to the expenses of curing the default that has occurred, in the event that Payee, in its reasonable discretion, incurs expenses to cure the default that has occurred, including maintaining the services of a monitor;

(iii)

Third, to the payment of the Secured Obligations, including but not limited to the payment of the principal of and interest on the indebtedness evidenced by this Note, in such order of priority as Payee will determine in its sole discretion; and

(iv)	Fourth, the remainder, if any, to Maker or to any other person lawfully thereunto entitled.

If any deficiency remains after the payments as set forth above, Maker shall remain liable to Payee for such deficiency.

12.     Acknowledgment of Payee’s Investment Representations. By accepting this Note, Payee acknowledge that this Note has not been and will not be registered under the Act or qualified under any state securities laws and that the transferability thereof is restricted by the registration provisions of the Act as well as the qualification provisions of such state laws. Based upon the representations and agreements being made by Payee herein, this Note is being issued to Payee pursuant to an exemption from such registration provided by Section 4 (a)(2) of the Act and Rule 506 promulgated thereunder, and such applicable state securities law qualification exemptions. Payee represents that it is acquiring this Note for its own account, for investment purposes only and not with a view to resale or other distribution thereof, or with the intention of selling, transferring or otherwise disposing of all or any part of it for any particular event or circumstance, except selling, transferring or disposing of it only upon full compliance with all applicable provisions of the Act, the Exchange Act, the Rules and Regulations promulgated by the Commission thereunder, and any applicable state securities laws. Payee further understands and agree that no transfer of this Note shall be valid unless made in compliance with the restrictions set forth on the front of this Note, effected on Maker's books by the registered holder hereof, in person or by an attorney duly authorized in writing, and similarly noted hereon. Maker may charge Payee a reasonable fee for any re registration, transfer or exchange of this Note.

Digital Power Corporation 12% Secured Convertible Note Page 20	October21, 2016

13.     Limitation of Interest Payments. Nothing contained in this Note or in any other agreement between Maker and Payee requires Maker to pay or Payee to accept Interest in an amount that would subject Maker to any penalty or forfeiture under applicable law. In no event shall the total of all charges payable hereunder, whether of Interest or of such other charges that may or might be characterized as interest, exceed the maximum rate permitted to be charged under the laws of the state of Payee’s residence or any other state or domestic or other jurisdiction in which either Maker or Payee may be located or may conduct business or the laws of any state or other jurisdiction applicable to this Note. Should Payee receive any payment, which is or would be in excess of that permitted to be charged under such laws, such payment shall have been and shall be deemed to have been made in error and shall automatically be applied to reduce the Principal outstanding on this Note.

14.     Miscellaneous.

(a)     Effect of Forbearance. No forbearance, indulgence, delay or failure to exercise any right or remedy by Payee with respect to this Note shall operate as a waiver or as an acquiescence in any default.

(b)     Effect of Single or Partial Exercise of Right. No single or partial exercise of any right or remedy by Payee shall preclude any other or further exercise thereof or any exercise of any other right or remedy by Payee.

(c)     Governing Law; Venue. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of Nevada applicable to contracts made and to be performed entirely within such State. Any action, suit or proceeding in connection with this Note may be brought against Maker in a federal or state court of record located in Clark County, Nevada, and Maker and Payee each agrees to submit to the personal jurisdiction of such court and waives any objection which either may have, based on improper venue or forum non conveniens, to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by mail or messenger directed to it at the address referred to in Paragraph 14(g) below and that service so made shall be deemed to be completed upon the earlier of actual receipt or five (5) days after the same shall have been posted to its address.

(d)     Headings. The headings and captions of the various paragraphs herein are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

(e)     Loss, Theft, Destruction or Mutilation. Upon receipt by Maker of evidence reasonably satisfactory to it of loss, theft, destruction or mutilation of this Note, Maker shall make and deliver or caused to be made and delivered to Payee a new Note of like date and tenor in lieu of this Note.

(f)     Modification of Note or Waiver of Terms Thereof. No modification or waiver of any of the provisions of this Note shall be effective unless in writing and signed by Maker and Payee and then only to the extent set forth in such writing, or shall any such modification or waiver be applicable except in the specific instance for which it is given. This Note may not be discharged orally but only in writing duly executed by Payee.

Digital Power Corporation 12% Secured Convertible Note Page 21	October21, 2016

(g)     Notice. All offers, acceptances, notices, requests, demands and other communications under this Note shall be in writing and, except as otherwise provided herein, shall be deemed to have been given only: (i) when delivered in person; (ii) one (1) day after deposit with a nationally recognized overnight courier service; or, (iii) five (5) days after having been mailed by certified or registered mail prepaid, to the parties at their respective addresses first set forth above, or at such other address as may be given in writing in future by either party to the other. Notice may also be given via electronic or facsimile transmission to a party who provides such party’s fax number or email address to the other party and shall be deemed to have been given if receipt thereof is confirmed by the recipient.

(h)     Transfer. This Note shall be transferable only on the books of Maker upon delivery thereof duly endorsed by Payee or by Payee’s duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of its or its authority shall be produced. Upon any registration of transfer, Maker shall deliver a new Note or Notes to the person entitled thereto. Notwithstanding the foregoing, Maker shall have no obligation to cause Notes to be transferred on its books to any person if, in the reasonable opinion of counsel to Maker, such transfer does not comply with the provisions of the Act and the rules and regulations thereunder and/or applicable state securities laws.

(i)     Presumptions. Maker hereby represents and acknowledges that in connection with the negotiation of this Note it has been represented by its own counsel, who has reviewed this Note and advised it as to the legal significance and consequences of entering into this Note and has participated in the drafting hereof. Therefore, this Note shall be construed without regard to any presumption or rule requiring that it be construed against any one party causing this Note or any part hereof to be drafted.

(j)     Costs and Expenses. Maker agrees to pay all costs and expenses reasonably incurred by Payee as set forth in Section 1.2 above. Maker further agrees to pay all premiums for insurance required to be maintained pursuant to the terms of this Note and all of the out-of-pocket costs and expenses incurred by Payee in connection with the collection of the Secured Obligations upon an Event of Default, including but not limited to reasonable attorneys’ fees, promptly upon demand of Payee. Maker agrees to pay all reasonable attorneys’ fees incurred by Payee in connection with the amendment, modification, and/or waiver of any rights available to Payee pursuant to this Note from time to time. Maker also agrees, upon request from Payee, to have its counsel, on behalf of Payee, timely file all reports Payee may be required to file with the Commission resulting from his five (5%) percent or more ownership of an equity interest in Maker pursuant to the provisions of the Exchange Act subject to Payee timely providing such counsel with the information it needs to make such filings. Maker agrees to pay its counsel for its services relating to making these filings in amount not to exceed $2,000.

Digital Power Corporation 12% Secured Convertible Note Page 22	October21, 2016

(k)     Waivers.

(a)     Waiver of Trial by Jury. To the extent not prohibited by applicable law, MAKER and PAYEE hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of any of THIS NOTE or any of the transactions contemplated herein, including contract claims, tort claims, breach of duty claims and all other common law or statutory claims. Each party recognizes and agrees that the foregoing waiver constitutes a material inducement for it to enter into this NOTE. Each party represents and warrants that it/HE has reviewed this waiver with its/HIS legal counsel and that it/HE knowingly and voluntarily waives its/HIS jury trial rights following consultation with legal counsel.

(b)     Marshaling of Assets. Borrower hereby waives, to the extent permitted by law, the benefit of all appraisal, valuation, stay, extension, reinstatement and redemption laws now in force and those hereafter in force and all rights of marshaling in the event of any sale hereunder of the Collateral by Lender or any part or any interest therein.

(l)       Successors and Assigns. This Note shall be binding upon Maker, its successors, assigns and transferees, and shall inure to the benefit of and be enforceable by Payee and Payee’s successors and assigns.

(m)     Severability. If one or more of the provisions or portions of this Note shall be deemed by any court or quasi-judicial authority to be invalid, illegal or unenforceable in any respect, the invalidity, illegality or unenforceability of the remaining provisions, or portions of provisions contained herein shall not in any way be affected or impaired thereby.

(n)     Gender. The use herein of the masculine pronouns or similar terms shall be deemed to include the feminine and neuter genders as well and vice versa and the use of the singular pronouns shall be deemed to include the plural as well and vice versa.

(signature page to follow)

DPW/SCN	October 21, 2016

IN WITNESS WHEREOF, Maker has caused this Note to be executed on its behalf by an officer thereunto duly authorized as of the date set forth above.

Digital Power Corporation A California corporation

By:
Amos Kohn, President and Chief Executive Officer

Agreed and Accepted:

[●]

___________________________

[●]

Digital Power Corporation 12% Secured Convertible Note Page 24	October21, 2016

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 12% Convertible Subordinated Note due October 20, 2019 of Digital Power Corporation, a California corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion:	_____________
Principal Amount of Debenture to be Converted:	_____________
Conversion Rate:	_____________
Number of shares of Common Stock to be issued:	_____________

Signature:_______________________

Name:

Address for Delivery of Common Stock Certificates:

______________________________

______________________________

______________________________

Or

DWAC Instructions:

Broker No:

Account No: